SCHEDULE 14A
(RULE 14A-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement

☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

MTI Technology Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MTI TECHNOLOGY CORPORATION
14661 FRANKLIN AVENUE
TUSTIN, CALIFORNIA 92780

August 9, 2004

Dear Stockholder:

      You are cordially invited to attend the 2004 Annual Meeting of Stockholders of MTI Technology Corporation, to be held on Wednesday, September 8, 2004, at the Company’s principal executive offices, 14661 Franklin Avenue, Tustin, California 92780, beginning at 10:00 a.m. local time.

      The business to be conducted at the meeting includes (i) the approval to amend the Company’s Bylaws to eliminate the classification of the Board of Directors, (ii) election of eight (8) members of the Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified, (iii) ratification of the selection of independent auditors, and (iv) consideration of any other matters that may properly come before the meeting or any adjournment thereof. Your participation in Company activities is important, and we hope you will attend.

      It is important that your shares be represented, so, even if you presently plan to attend the meeting, please complete, sign, date and promptly return the enclosed proxy card. If you do attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

Sincerely,

THOMAS P. RAIMONDI, JR.
President, Chief Executive Officer
and Chairman of the Board of Directors

MTI TECHNOLOGY CORPORATION

14661 FRANKLIN AVENUE
TUSTIN, CALIFORNIA 92780

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on September 8, 2004.

       The Annual Meeting of Stockholders of MTI Technology Corporation, a Delaware corporation (the “Company”), will be held at the Company’s principal executive offices, 14661 Franklin Avenue, Tustin, California 92780, on Wednesday, September 8, 2004 at 10:00 a.m., local time, for the following purposes:

(1) to approve a proposal to amend the Company’s Bylaws to eliminate the classification of the Board of Directors;

(2) to elect eight (8) members of the Board of Directors each to serve until the next Annual Meeting or until his or her successor is elected and qualified;

(3) to consider and act upon the ratification of the selection of Grant Thornton, LLP as the Company’s independent auditors for fiscal year ending April 2, 2005; and

(4) to transact any such other business as may properly come before the Annual Meeting or any adjournment thereof.

      A copy of the Company’s Annual Report on Form 10-K, as amended, for the fiscal year ended April 3, 2004, containing consolidated financial statements, is included with this mailing.

      The Board of Directors has fixed the close of business on July 9, 2004 as the record date for determining stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting and, for any purpose germane to the Annual Meeting, at the office of the Secretary of the Company, 14661 Franklin Avenue, Tustin, California 92780 for a period of ten days prior to the Annual Meeting. The officers and directors of the Company cordially invite you to attend the Annual Meeting.

By Order of the Board of Directors

TODD SCHAEFFER
Chief Financial Officer and Secretary

Tustin, California

August 9, 2004

YOUR VOTE IS IMPORTANT

          Please indicate your voting instructions on the enclosed proxy card, and date, sign and return it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. In order to avoid the additional expense to the company of further solicitation, we ask your cooperation in promptly mailing in your proxy card.

PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MTI Technology Corporation (the “Company”) for use at the Company’s Annual Meeting of Stockholders to be held on Wednesday, September 8, 2004 (the “Annual Meeting”), at 10:00 a.m., local time, at the Company’s principal executive offices, 14661 Franklin Avenue, Tustin, California 92780 and any adjournment thereof. This Proxy Statement and the accompanying proxy are being sent on or about August 9, 2004 to stockholders entitled to vote at the Annual Meeting.

The Proxy

      The persons named as proxyholders, Thomas P. Raimondi, Jr. and Todd Schaeffer, were selected by the Board of Directors of the Company. Mr. Raimondi is a director and an executive officer of the Company and Mr. Schaeffer is an executive officer of the Company.

      All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If no specification is made on the proxy as to any one or more of the proposals, the voting stock of the Company represented by the proxy will be voted “for” the amending of the Bylaws, “for” the election of the directors named in this Proxy Statement, “for” the ratification of the selection of Grant Thornton LLP as the Company’s independent auditors for the 2005 fiscal year, and, with respect to any other matters that may come before the Annual Meeting, at the discretion of the proxyholders. The Company does not presently know of any other such business. An executed proxy may be revoked at any time before its exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. The execution of the enclosed proxy will not affect a stockholder’s right to vote in person should such stockholder find it convenient to attend the Annual Meeting and desire to vote in person.

Voting at the Annual Meeting

      The only issued and outstanding voting securities of the Company are its shares of Common Stock, $.001 par value per share (the “Common Stock”), of which 34,621,664 shares were outstanding at the close of business on July 9, 2004, and its shares of Series A Convertible Preferred Stock, $.001 par value per share (the “Preferred Stock”), of which 566,797 shares were outstanding at the close of business on July 9, 2004. Only holders of record at the close of business on July 9, 2004 are entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof. Except as described below, the holders of the Common Stock of the Company are entitled to one vote per share on each matter submitted to a vote of the stockholders. The holders of the Preferred Stock are entitled to one vote per each share of the Common Stock into which the Preferred Stock is convertible (on an “as-converted-to-Common” basis), and any discussion in this Proxy Statement of the number of outstanding shares of Preferred Stock for voting purposes shall mean that number of shares of the Preferred Stock on an “as-converted-to-Common” basis. Each share of the Preferred Stock is currently convertible into Common Stock at a conversion rate of ten (10) shares of Common Stock for each share of the Preferred Stock. The Company’s Bylaws do not provide for cumulative voting by stockholders.

      The holders of a majority of the Company’s outstanding Common Stock and the outstanding Preferred Stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Shares represented at the Annual Meeting in person or by proxy but not voted will nevertheless be counted for the purposes of determining the presence of a quorum. Accordingly, abstentions (referred to as withheld votes with respect to the election of directors) and broker non-votes (where a broker indicates that it has not been instructed by its customer as to how to vote on particular matter and does not have discretionary voting power under the rules of the National Association of Securities Dealers (“NASD”)) will be counted for determining the presence of a quorum for the transaction of business at the Annual Meeting. Under the rules of the NASD, certain matters submitted to a vote of the stockholders are considered by the NASD to be “routine” items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period of time prior to the meeting.

      Each share of voting stock is entitled to one vote; except that if any stockholder in attendance at the Annual Meeting announces an intention to cumulate votes in the election of directors prior to the voting, then all stockholders will be entitled to cumulate votes in that election. In an election of directors held by cumulative voting, each stockholder is entitled to cast a number of votes that is equal to the number of directors to be elected (which at this Annual Meeting will be eight), multiplied by the number of shares which the stockholder is entitled to vote at the Meeting, and to cast all of those votes for a single nominee or to distribute them in such proportions among any of the nominees as the stockholder may choose.

      On June 17, 2004, the Company sold 566,797 shares of Series A Convertible Preferred Stock in a private placement financing to investment entities affiliated with Advent International and EMC Corporation. Each share of Series A Convertible Preferred Stock is convertible into Common Stock at an initial conversion rate of ten shares of common stock for each share of Series A Convertible Preferred Stock, subject to adjustment upon certain dilutive issuances of securities by the Company. Subsequent to the private placement, the Series A investors beneficially owned 17% of the Company’s outstanding Common Stock. Together, the Canopy Group (“Canopy”), which beneficially owns approximately 35% of the Company’s outstanding Common Stock, and the Series A investors own 52% of the Company’s outstanding Common Stock. As part of the private placement financing, the Series A investors and Canopy entered into a proxy agreement whereby the Series A investors are able to vote Canopy’s shares as it relates to certain significant corporate transactions.

      This Proxy Statement contains three proposals requiring stockholder action. Proposal 1 requests the approval of an amendment to the Company’s Bylaws. Proposal 2 requests the election of directors to the Company’s Board. Proposal 3 requests ratification of the Company’s independent auditors. Each of the proposals is discussed in more detail in the pages that follow.

      Proposal 1 — Approval of the Amendment of the Company’s Bylaws — To be adopted, the proposal must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are entitled to vote on this matter, and therefore broker non-votes and abstentions will have the effect of votes against the proposal.

      Proposal 2 — Election of the director nominees named in this Proxy Statement — Directors are elected by a plurality of the shares of Common Stock represented and voted at the Annual Meeting. Abstentions and withheld votes will not be taken into account in determining the outcome of the election.

      Proposal 3 — Ratification of Grant Thornton LLP as the Company’s independent auditors — To be ratified, the proposal must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are entitled to vote on this matter, and therefore broker non-votes and abstentions will have the effect of votes against the proposal.

Solicitation

      The expense of soliciting proxies, including the expense of preparing and mailing proxy solicitation materials, will be borne by the Company. Proxies will be solicited principally through the use of the mail, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone or special letter without any additional compensation. The Company also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners. The Company does not anticipate paying any compensation to any other party for the solicitation of proxies.

PROPOSAL ONE

AMENDMENT TO BYLAWS ELIMINATING THE CLASSIFICATION OF THE BOARD OF DIRECTORS

      Section 1(b) of Article III of the Bylaws of the Company provides for the classification of the Board of Directors into three classes, with each class being elected every three years, and contains provisions relating to such classification concerning the filling of Director vacancies and the removal of Directors. Because the

Common Stock of the Company is currently traded on the Nasdaq Small Cap Market, the Company is not currently exempted from Section 2115 of the California Corporations Code, which applies certain provisions of California law to corporations incorporated outside of California if the subject corporation has a significant presence in California, as measured by tests set forth in the statute. Based upon the Company’s analysis of those statutory tests as they apply to the current business of the Company, the Company believes it is currently within the coverage of the California statute and accordingly the Board of Directors has determined that the Company’s Bylaws should be amended to repeal the provisions of Section 1(b) of Article III of the Bylaws requiring a classified Board and to make certain conforming changes as appropriate. Because the Company’s Bylaws require that any amendment to the provisions of the Bylaws fixing the qualifications, classifications or term of office of the Company’s directors must be approved by the Company’s stockholders, the Board of Directors has unanimously adopted a resolution approving the amendments, contingent upon such stockholder approval, and recommending such amendments to the stockholders.

      If the proposed Bylaw amendments are approved by the stockholders, the classified Board will be eliminated, the current term of office of each Director will end at the 2004 Annual Meeting of Stockholders and Directors will thereafter be elected for one-year terms at each Annual Meeting of Stockholders. Furthermore, any Director chosen to fill a vacancy on the Board of Directors will hold office until the next Annual Meeting of Stockholders or until the Director is removed in accordance with the Bylaws and Delaware law and, if Section 2115 of the California Corporations Code is determined to apply to the Corporation at the time of any such removal, also in accordance with California law.

      In the event the Company’s stockholders do not vote a majority of the Company’s common stock in favor of the amendment, the Company’s Bylaws will be inconsistent with the requirements of California law so long as the Company is subject to Section 2115 of the California Corporations Code. In the event the Company becomes exempt from that statute or the Company determines that it does not have a sufficiently significant presence in California for the statute to continue to apply to it, the Board of Directors may reconsider whether a classified board of directors is in the best interests of the Company and its stockholders. The re-imposition of a classified board of directors will require stockholder approval.

      The text of the proposed amendments to the Bylaws is attached as Appendix B to this Proxy Statement.

      The Board of Directors recommends a vote “FOR” the approval of the Proposal to eliminate the classification of the Board of Directors and the related amendments to the Company’s Bylaws. To be adopted, the proposal must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are entitled to vote on this matter, and therefore broker non-votes and abstentions will have the effect of votes against the proposal.

PROPOSAL TWO

ELECTION OF DIRECTORS

      The Board of Directors is currently divided into three classes, with one class consisting of three Directors and two classes consisting of two Directors each whose terms expire at successive Annual Meetings. Three Directors are scheduled to be elected at the 2004 Annual Meeting to serve for a three-year term expiring at our Annual Meeting in 2007. However, if the stockholders approve the proposal to eliminate the classification of the Board of Directors, as more fully described in Proposal One of this Proxy Statement, then the term of all Directors, including those elected at the 2004 Annual Meeting, will end at the 2005 Annual Meeting of Stockholders, and all Directors will thereafter be elected for one-year terms.

      The persons named in the enclosed proxy intend to vote the proxy for the election of each of the eight Director nominees: Thomas P. Raimondi, Jr., Franz L. Cristiani, Val Kreidel, Darcy G. Mott, John Repp, Kent D. Smith, Ralph J. Yarro, III, and Michael Pehl, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees.

      The Board of Directors has proposed the following nominees for election as Directors with terms expiring in 2005 at the Annual Meeting: Thomas P. Raimondi, Jr., Franz L. Cristiani, Val Kreidel, Darcy G. Mott,

John Repp, Kent D. Smith, Ralph J. Yarro, III, and Michael Pehl. Each nominee elected as a Director will continue in office until his successor has been elected and qualified, or until his earlier death, resignation or retirement.

      If Proposal One does not pass at the Annual Meeting, three individuals will be elected as directors for a three-year term and until his or her successor is elected and qualified. The Board of Directors has nominated Darcy G. Mott, Kent D. Smith and Ralph J. Yarro, III for election at the Annual Meeting under these circumstances. The term of each of the remaining five directors would then continue until the expiration of their currently effective terms or until their successors have been elected and qualified.

      The Board of Directors recommends a vote “FOR” the election of each of the nominees named below.

      The proxies given to the proxyholders will be voted or not voted as directed thereon, and if no direction is given, will be voted “FOR” approval of the nominees. The Board of Directors knows of no reason why the nominees should be unable or unwilling to serve, but if the nominees should, for any reason, be unable or unwilling to serve, the proxies will be voted for the election of such other persons to the office of director as the Board of Directors may recommend in the place of such nominees.

Nominees for Director

      The following table sets forth the names, ages and positions of all directors and the nominees as of July 9, 2004. A summary of the background and experience of each of these individuals is set forth after the table.

Directors

Name	Age	Position(s)	Committee(s)

Thomas P. Raimondi, Jr.	46	Chairman of the Board of Directors, President and Chief Executive Officer, Nominee	Nominating (until September 8, 2004)
Franz L. Cristiani(1)	62	Director, Nominee	Audit
Val Kreidel	49	Director, Nominee	Nominating
Darcy G. Mott	51	Director, Nominee	Compensation
John Repp	65	Director, Nominee	Audit and Compensation
Kent D. Smith(2)	55	Director, Nominee	Audit and Compensation
Ralph J. Yarro, III(3)	39	Director, Nominee	Nominating
Michael Pehl	43	Director, Nominee	Compensation (effective June 17, 2004)

(1)	Chairman of the Audit Committee and Lead Director

(2)	Chairman of the Compensation Committee

(3)	Chairman of the Nominating Committee

      There are no family relationships among the directors or executive officers of the Company.

      Thomas P. Raimondi, Jr. was named President and Chief Executive Officer of the Company in December 1999 and Chairman of the Board of Directors in July 2002. From April 2001 until July 2002, Mr. Raimondi was Vice Chairman of the Board of Directors. From July 1998 to December 1999, Mr. Raimondi was the Company’s Chief Operating Officer. Mr. Raimondi served as Senior Vice President and General Manager from May 1996 until July 1998 and was Vice President, Strategic Planning, Product Marketing and Director of Marketing from 1987 until May 1996. Mr. Raimondi joined the Company in 1987. Since September 1999 Mr. Raimondi has served as a member of the Board of Directors of The SCO Group, Inc., (“SCO”) (formerly Caldera Systems Inc.), a systems software company.

      Franz L. Cristiani was elected a director of the Company in December 2000. From 1976 to 1999, Mr. Cristiani was a partner with Arthur Andersen & Company (“Arthur Andersen”), specializing in accounting services offered to public companies. Mr. Cristiani is presently self-employed. Mr. Cristiani has been a member of the Board of Directors of BioMarin Pharmaceutical Inc. since June 2002 and Nature’s Sunshine Products Inc., since May 2004. Mr. Cristiani was a member of the Board of Directors of U.S. Aggregates, Inc. from December 1999 to February 2001.

      Val Kreidel was elected a director of the Company in January 1994. Ms. Kreidel has served as a financial analyst for NFT Ventures, Inc. and DSC Ventures, Inc., private investment companies, since May 1989. From May 1985 to May 1989, Ms. Kreidel served as a Vice President of Atlantic Financial Savings Bank in its Real Estate Loan Department. Since 1984, Ms. Kreidel has been employed as an analyst for The Canopy Group, Inc. (“Canopy”), a technology investment company.

      Darcy G. Mott, a certified public accountant, was elected a director of the Company in July 2002. Mr. Mott has served as Vice President, Treasurer and Chief Financial Officer of Canopy since May 1999. Mr. Mott has served as a member of the Board of Directors of SCO since March 2002. Mr. Mott also serves as a member of the Board of Directors of various privately held companies.

      John Repp has been a director of the Company since February 1998. Mr. Repp has been a sales consultant to several technology firms, including the Company, since 1996. From 1989 to 1995, Mr. Repp was the Vice President of Sales for Seagate Technology, Inc. (“Seagate”), a software developer and manufacturer of disk drives. Prior to joining Seagate, Mr. Repp spent twenty-two years with Control Data Corporation in various positions in sales and operations.

      Kent D. Smith was elected a director of the Company in August 2001. Mr. Smith has been Vice President, Sales of Wily Technology Inc. since June 2002. Mr. Smith was a partner with Smith, Diamond and Associates, a consulting firm specializing in sales and services consulting for technology companies, from February 2001 to June 2002. From 1995 to 2001, Mr. Smith was an Executive Vice President for Worldwide Sales with Legato Systems, Inc. (“Legato”), an organization that delivers worldwide enterprise class software solutions and services. Prior to that, Mr. Smith was Chief Operating Officer of Legato. From 1994 to 1995, Mr. Smith was Vice President, Emerging Market Products for Verifone, Inc. (“Verifone”), a global provider of secure electronic payment solutions for financial institutions, merchants and consumers. Prior to joining Verifone, Mr. Smith served as General Manager of IBM Corporation, China, from 1989 to 1993, and as a sales representative, sales manager, sales executive and regional manager of IBM Corporation from 1974 to 1988.

      Ralph J. Yarro, III was elected a director of the Company in March 2000. Mr. Yarro has worked for Canopy since April 1995 and is currently Canopy’s President, Chief Executive Officer and a member of its Board of Directors. Mr. Yarro is also the Chairman of the Board of Directors of SCO since September 1998. Mr. Yarro also serves as a member of the Board of Directors of various privately held companies.

      Michael Pehl was elected a director of the Company in June 2004. Mr. Pehl is an Operating Partner of Advent International Corporation. Prior to working with Advent, he was President and COO of Razorfish Inc., which he joined in 1999 following the merger of Razorfish and iCube. Mr. Pehl was Chairman and CEO of iCube from 1996 to 1999. Prior to iCube, he founded and spearheaded International Consulting Solutions (“ICS”), an SAP implementation and business process consultancy.

Directors’ Fees and Options

      Each non-employee director received annual compensation in the amount of $25,000, paid in quarterly installments at the beginning of each fiscal quarter. In addition, each Compensation Committee member, Audit Committee member, Chair of the Audit Committee and Lead Director received annual fees of $2,500, $5,000, $5,000 and $15,000 respectively. The Company’s employee director, Mr. Raimondi, did not receive any cash compensation for serving on the Board of Directors for the fiscal year ended April 3, 2004, but was reimbursed for expenses incurred in attending the meetings. Since February 1999, the Company has included each non-employee director with the named executives of the Company in the Company’s executive medical plan. During fiscal 2004, the Company paid $11,553, $12,403 and $413 for medical expenses not otherwise covered by insurance for Messrs. Repp, Cristiani and Smith, respectively.

      Since March 2000, the Company has included each non-employee director with the named executives of the Company in the Company’s investment and tax planning program. During fiscal year 2004, no expenses were reimbursed to, or fees incurred on behalf of, any director under this program.

      Each non-employee director of the Company is granted a nonqualified option to purchase 50,000 shares of Common Stock under the 2001 Non-Employee Director Option Program (the “Program”) upon election or appointment to the Board of Directors. These options will vest and become exercisable in three equal installments on each anniversary of the grant date. In addition, the Program provides that each non-employee director who is a director immediately prior to an annual meeting of the Company’s stockholders and who continues to be a director after such meeting, provided that such director has served as such for at least 11 months, will be granted an option to purchase 25,000 shares of Common Stock on the related annual meeting date. Options granted under the Program vest and become appreciable in three equal installments on each anniversary of their respective grant date. On August 21, 2003, the Company granted each non-employee director an option to purchase 25,000 shares of Common Stock with an exercise price of $1.07.

Director Independence

      The Board has determined, after careful review, that each member of the Board is independent under the definition set forth in Nasdaq’s listed company rules, with the exception of Mr. Raimondi, our Chief Executive Officer. In reaching this conclusion, the Board considered all relevant facts and circumstances with respect to any direct or indirect relationships between the Company and each of the non-management directors. The Board determined that any relationships that now exist, or may have existed in the past, between the Company and each of the non-management directors have no material effect on their independence.

      In accordance with the Board’s independent evaluation, seven out of the eight of the current members of the Board are independent directors. In addition, all of the members of the standing committees of the Board are independent directors.

Communications with the Board

      Stockholders and other parties interested in communicating with the non-management directors as a group may do so by writing to the Board of Directors, c/o Corporate Secretary, MTI Technology Corporation, 14661 Franklin Avenue, Tustin, California 92780. The Corporate Secretary will review and forward to the appropriate members of the Board copies of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that the Corporate Secretary otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairman of the Audit Committee and will be handled in accordance with procedures established by the Board’s Audit Committee, or may also be reported confidentially, and anonymously, by submitting the information in writing to the Company’s Audit Committee Chairman, Franz Cristiani, at: Chairman of the Audit Committee of the Board of Directors of MTI Technology Corporation, P.O. Box 130A, San Carlos, California 94070.

Code of Business Conduct

      We have adopted a Code of Business Conduct for our directors, officers and employees, that also includes specific ethical policies and principles that apply to our Chief Executive Officer and other key accounting and financial personnel. Copies of our Code of Business Conduct can be found on our website at www.mti.com. We intend to disclose, at this location on our website, any amendments to that Code and any waivers of the requirements of that Code that may be granted to our Chief Executive Officer or Chief Financial Officer.

Committees of the Board

      The Company’s Board of Directors currently has three committees, the Audit Committee, the Compensation Committee and the Nominating Committee.

      Audit Committee. The members of the Audit Committee during fiscal year 2004 were Messrs. Cristiani, Repp and Smith. Mr. Cristiani serves as the Chairman of the Audit Committee. On July 23, 2004, the Company’s Board of Directors adopted the amended and restated written charter for the Audit Committee attached hereto as Appendix C. The Board of Directors has determined that the members of the Audit Committee are independent, as that term is defined in Rule 4200(a)(14) of the Nasdaq Rules. The functions of the Audit Committee are discussed in the charter, and include:

•	appointing, compensating and overseeing of the Company’s independent auditors;

•	overseeing the integrity of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements;

•	reviewing and approving all related party transactions;

•	discussing earnings press releases and financial information and earning guidance provided to analysts and rating agencies; and

•	producing an annual report for inclusion in the Company’s Proxy Statement, in accordance with applicable rules and regulations.

      Mr. Cristiani was a partner with Arthur Andersen from 1976 to 1999, specializing in the auditing of public companies. The Board of Directors has determined, in accordance with Section 407 of the Securities Exchange Act of 1934, as amended, that Mr. Cristiani is an “Audit Committee financial expert.”

      Compensation Committee. The Compensation Committee is comprised of the following three directors, all of whom are independent, as defined in Nasdaq’s listed company rules: Messrs. Mott, Repp, and Smith. Mr. Smith serves as the Chairman of the Compensation Committee. The Compensation Committee reviews and approves salary and bonus levels and stock option grants for executive officers and administers the Company’s Stock Incentive Plan.

      Nominating Committee. The members of the Nominating Committee during fiscal year 2004 were Messrs. Raimondi and Yarro and Ms. Kreidel. Mr. Raimondi will cease to serve on the Nominating Committee beginning on the date of the 2005 Annual Meeting because he is not an independent director as defined in Nasdaq’s listed company rules. The Nominating Committee identifies individuals qualified to become members of the Board of Directors and recommends to the Board of Directors the director nominees for the next annual meeting of stockholders. The Board of Directors has established the goals and procedures described below for the Nominating Committee in order for it to carry out these functions.

The Director Nominating Process. In identifying new Board candidates, the Nominating Committee will seek recommendations from existing board members and executive officers. In addition, the Nominating Committee intends to consider any candidates that may have been recommended by any of the Company’s shareholders who have chosen to make those recommendations in accordance with the procedures described below. The Nominating Committee also has the authority to engage an executive search firm and other advisors as it deems appropriate to assist in identifying qualified candidates for the Board.

In assessing and selecting Board candidates, the Nominating Committee will consider such factors, among others, as the candidate’s independence, experience, knowledge, skills and expertise, as demonstrated by past employment and board experience; the candidate’s reputation for integrity; and the candidate’s participation in local community and local, state, regional or national charitable organizations. When selecting a nominee from among candidates considered, the Nominating Committee will conduct background inquiries of and interviews with the candidates the Nominating Committee members believe are best qualified to serve as directors. The Nominating Committee members will consider a number of factors in making their selection of a nominee from among those candidates, including, among others, whether the candidate has the ability, willingness and enthusiasm to devote the time and effort required of members of the Board; whether the candidate has any conflicts of interest or commitments that would interfere with the candidate’s ability to fulfill the responsibilities of directors of the Company, including membership on Board committees; whether the candidate’s skills and experience would add to the overall competencies of the Board; and whether the candidate has any special background or experience relevant to the Company’s business.

Stockholder Recommendation of Board Candidates. Any stockholder desiring to submit a recommendation for consideration by the Nominating Committee of a candidate that the stockholder believes is qualified to be a Board nominee at any upcoming stockholders meeting may do so by submitting that recommendation in writing to the Nominating Committee not later than 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to stockholders. However, if the date of the upcoming annual meeting has been changed by more than 30 days from the date of the prior year’s meeting, the recommendation must be received within a reasonable time before the Company begins to print and mail its proxy materials for the upcoming annual meeting. In addition, the recommendation should be accompanied by the following information: (i) the name and address of the nominating stockholder and of the person or persons being recommended for consideration as a candidate for Board membership; (ii) the number of shares of voting stock of the Company that are owned by the nominating stockholder, his or her recommended candidate and any other stockholders known by the nominating stockholder to be supporting the candidate’s nomination; (iii) a description of any arrangements or understandings, that relate to the election of directors of the Company, between the nominating stockholder, or any person that (directly or indirectly through one or more intermediaries) controls, or is controlled by, or is under common control with, such stockholder and any other person or persons (naming such other person or persons); (iv) such other information regarding each such recommended candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (v) the written consent of each such recommended candidate to be named as a nominee and, if nominated and elected, to serve as a director. Such nominations should be sent to the Nominating Committee care of the Corporate Secretary, MTI Technology Corporation, 14661 Franklin Avenue, Tustin, California 92780.

Compensation Committee Interlocks and Insider Participation

      As of April 3, 2004, the Compensation Committee consisted of Messrs. Mott, Repp, and Smith. None of these persons is or has been an officer or employee of the Company or any of its subsidiaries. In addition, there are no Compensation Committee interlocks among the Company and other entities involving its executive officers and members of the Board of Directors who serve as executive officers of such entities.

Attendance at Board, Committee and Annual Meetings

      During the fiscal year ended April 3, 2004, the Board of Directors met 7 times. In addition, the Audit Committee and Compensation Committee each met 6 times. There have been no meetings of the Nominating Committee. No director attended fewer than 75% of the aggregate number of meetings held by the Board of Directors and all committees on which such director served. All directors then serving attended last year’s Annual Meeting of the Stockholders.

Executive Officers

      The following table sets forth the names and ages of all executive officers of the Company as of July 9, 2004. A summary of the background and experience of each of these individuals is set forth below.

Name	Age	Position(s)

Thomas P. Raimondi, Jr.	46	Chairman, President and Chief Executive Officer
Keith Clark	51	Executive Vice President Worldwide Operations
Todd Schaeffer	38	Chief Financial Officer and Secretary
Richard L. Ruskin	45	Executive Vice President for Sales and Marketing
Bill Decker	62	Senior Vice President Business Development
Nick Boland	48	Senior Vice President European Finance

      Thomas P. Raimondi, Jr. was named President and Chief Executive Officer of the Company in December 1999 and Chairman of the Board of Directors in July 2002. From April 2001 until July 2002, Mr. Raimondi was Vice Chairman of the Board of Directors. From July 1998 to December 1999, Mr. Raimondi was the Company’s Chief Operating Officer. Mr. Raimondi served as Senior Vice President and General Manager from May 1996 until July 1998 and was Vice President, Strategic Planning, Product Marketing and Director of Marketing from 1987 until May 1996. Mr. Raimondi joined the Company in 1987. Since September 1999 Mr. Raimondi has served as a member of the Board of Directors of SCO.

      Keith Clark was named our Executive Vice President Worldwide Operations in February 2003. Mr. Clark was our Senior Vice President and General Manager Europe from April 2000 to February 2003 and our Vice President European Operations from April 1994 to April 2000. Mr. Clark joined the Company in January 1990 as European Client Services Manager. Before joining the Company, Mr. Clark served in a number of senior-management positions within Europe during a ten-year period for System Industries, Inc., a data-storage company in the DEC marketplace.

      Todd Schaeffer was named our Chief Financial Officer in August 2003. Mr. Schaeffer was our Vice President, Corporate Controller and Chief Accounting Officer from September 2001 to August 2003. Mr. Schaeffer served as Director of Accounting and Finance from June 2000 to September 2001 and Manager of Financial Planning and Analysis from June 1998 to May 2000. Mr. Schaffer joined the Company in 1995 and was our Senior Financial Analyst from February 1995 to June 1998. Before joining MTI, from September 1992 to February 1995, Mr. Schaeffer was a Senior Accountant at KPMG LLP.

      Richard L. Ruskin was named Executive Vice President for Sales and Marketing in September 2003. Mr. Ruskin rejoins the Company in the role he held at MTI from 1997-2001. Mr. Ruskin spent a total of 11 years at MTI, starting as Regional Sales Manager in 1990 and eventually running the sales and marketing efforts for several years. Between 2001 and 2003, Mr. Ruskin ran the sales and Field Operations organization for Storability Software, a provider of Storage management software. Prior to joining MTI in 1990, Mr. Ruskin spent seven years in various Sales Management positions at System Industries, a pioneer in the plug compatible storage industry. Mr. Ruskin has now spent the last 20 years exclusively in the data storage business.

      Bill Decker was named our Senior Vice President of Business Development in March 1997. Mr. Decker joined the Company in March 1995 as Sales Manager. Prior to joining the Company, Mr. Decker served in Sales and Operations as a Partner in National Peripherals Inc. (NPI), for 6 years, prior to MTI acquiring NPI in 1995. Prior to NPI, Mr. Decker served 10 years with ADP in various executive level positions managing sales and service operations. 10 years prior were spent with Central Data Corporation in sales and sales management, selling large scale computer systems and peripheral products. Mr. Decker has 40 years experience in the data storage industry.

      Nick Boland was named our Senior Vice President European Finance in April 2000. Mr. Boland was our Vice President European Finance from April 1994 to April 2000 and our European Financial Controller from December 1993 to April 1994. Mr. Boland joined the Company in December 1993 as European Financial Controller. Before joining the Company, Mr. Boland served in a number of senior-management positions within Europe during a ten-year period for System Industries, Inc., a data-storage company in the DEC marketplace.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires that the Company’s executive officers and directors file reports of beneficial ownership on Form 3 and changes in beneficial ownership on Forms 4 and 5 with the Securities and Exchange Commission (“SEC”). Based solely on its review of the Forms 3, 4 and 5 filed on behalf of its executive officers and directors, the Company believes that, during the fiscal year ended April 3, 2004, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with pursuant to the SEC rules.

Voting Securities and Principal Holders Thereof

      The following table sets forth certain information regarding the beneficial ownership of Common Stock as of July 9, 2004, by (i) each person known by the Company to own more than 5% of such shares, (ii) each of the Company’s directors, (iii) the Company’s Chief Executive Officer and each of its named executive officers at April 3, 2004, and (iv) all directors and executive officers as a group. As of July 9, 2004, there were 34,621,664 issued and outstanding shares of Common Stock of the Company, not including treasury shares or shares issuable upon exercise of options or warrants. Ownership information has been supplied by the persons concerned.

	Shares Beneficially
	Owned(2)

Name and Address of Beneficial Owner(1)	Number	Percent

The Canopy Group, Inc.(3)	14,463,285	41.78%
333 South 520 West, Suite 300
Lindon, Utah 84042
Advent International Corporation(4)	5,347,671	13.38%
75 State Street, 29th Floor
Boston, MA 02109
Thomas P. Raimondi, Jr.(5)	1,269,111	3.54%
Franz L. Cristiani(6)	85,001	*
Val Kreidel(7)	140,001	*
Darcy G. Mott(8)	14,504,953	41.85%
John Repp(9)	80,001	*
Kent D. Smith(10)	75,001	*
Ralph J. Yarro, III(11)	14,758,286	42.28%
Michael Pehl(12)	5,347,671	13.38%
Keith Clark(13)	645,274	1.83%
Todd Schaeffer(14)	211,391	*
Richard L. Ruskin(15)	95,667	*
Bill Decker(16)	758,750	2.17%
Nick Boland(17)	448,047	1.28%
All directors and officers as a group (13 persons)(18)	23,955,869	60.80%

*	Less than 1%

(1)	Unless otherwise indicated, the address for each beneficial owner is 14661 Franklin Avenue, Tustin, CA 92780.

(2)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes that the persons named in this table have sole voting and investment power with respect to all shares.

(3)	Based on the Schedule 13D filed with the SEC on February 24, 2004.

(4)	Based on the Schedule 13G filed with the SEC on June 29, 2004. Includes 1,191,159 shares issuable upon exercise of warrants. The warrants are exercisable after December 20, 2004. Please see discussion above under the section “Voting at the Annual Meeting” regarding the June 2004 private placement and the proxy agreement among Canopy and the Series A investors.

(5)	Includes 1,190,111 shares issuable upon exercise of options exercisable within 60 days of July 9, 2004.

(6)	Represents 85,001 shares issuable upon exercise of options exercisable within 60 days of July 9, 2004.

(7)	Represents 140,001 shares issuable upon exercise of options exercisable within 60 days of July 9, 2004.

(8)	Represents shares owned by Canopy, plus 41,668 shares issuable upon exercise of options exercisable within 60 days of July 9, 2004. Mr. Mott is Vice President, Treasurer and Chief Financial Officer of Canopy. Except to the extent of his pecuniary interest therein, Mr. Mott disclaims beneficial ownership of all shares held by Canopy.

(9)	Represents 80,001 shares issuable upon exercise of options exercisable within 60 days of July 9, 2004.

(10)	Represents 75,001 shares issuable upon exercise of options exercisable within 60 days of July 9, 2004.

(11)	Represents shares owned by Canopy, 10,000 shares owned by Mr. Yarro, plus 285,001 shares issuable upon exercise of options and warrants exercisable within 60 days of July 9, 2004. Mr. Yarro is President, Chief Executive Officer and a member of the Board of Directors of Canopy. Except to the extent of his pecuniary interest therein, Mr. Yarro disclaims beneficial ownership of all shares held by Canopy.

(12)	Represents shares owned by Advent International Corporation. Mr. Pehl is an Operating Partner of Advent. Except to the extent of his pecuniary interest therein, Mr. Pehl disclaims beneficial ownership of all shares held by Advent. Michael Pehl became a Director on July 17, 2004. Please see discussion above under the section “Voting at the Annual Meeting” regarding the June 2004 private placement and the proxy agreement among Canopy and the Series A investors.

(13)	Includes 645,062 shares issuable upon exercise of options exercisable within 60 days of July 9, 2004.

(14)	Represents 211,391 shares issuable upon exercise of options exercisable within 60 days of July 9, 2004.

(15)	Includes 91,667 shares issuable upon exercise of options exercisable within 60 days of July 9, 2004.

(16)	Includes 338,750 shares issuable upon exercise of options exercisable within 60 days of July 9, 2004.

(17)	Includes 447,047 shares issuable upon exercise of options exercisable within 60 days of July 9, 2004.

(18)	Represents shares held by entities affiliated with directors and executive officers of the Company as described above, including an aggregate of 4,821,860 shares issuable upon exercise of stock options and warrants exercisable within 60 days of July 9, 2004. The warrants held by Advent are exercisable after December 20, 2004.

Compensation of Directors and Executive Officers and Other Information

      The following table sets forth for each of the Company’s last three completed fiscal years the compensation of Thomas P. Raimondi, Jr., the Company’s Chairman, President and Chief Executive Officer, and the four most highly compensated executive officers as of the fiscal year ended April 3, 2004, other than

Mr. Raimondi whose total annual salary and bonus for the last fiscal year exceeded $100,000 (collectively, the “Named Executive Officers”).

Summary Compensation Table

							Long Term
							Compensation
		Annual Compensation					Awards
							Number of
					Other Annual		Securities	All Other
					Compensation		Underlying	Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)	($)		Options (#)	($)

Thomas P. Raimondi, Jr.	2004	337,000		—	*		450,000	30,968	(2)
President, Chief Executive	2003	353,687		—	*		336,000	18,653	(1)
Officer and Chairman of the	2002	398,846		—	*		53,125	19,934	(1)
Board
Keith Clark	2004	330,333	(3)	26,782	41,218	(4)	200,000	6,222	(5)
Executive Vice President,	2003	302,619	(3)	—	31,821	(4)	250,000	6,111	(5)
Worldwide Operations	2002	271,908	(3)	—	*		31,250	3,132	(5)
Todd Schaeffer	2004	192,461		—	*		200,000	3,497	(2)
Chief Financial Officer and	2003	160,625		5,000	*		55,000	884	(2)
Secretary	2002	125,942		154	*		55,579	—
Nick Boland(6)	2004	340,414	(7)	—	52,566	(8)	150,000	8,420	(9)
Senior Vice President,	2003	—		—	—		—	—
European Finance	2002	—		—	—		—	—
Richard L. Ruskin(10)	2004	158,654		—	*		200,000	618	(2)
Executive Vice President,	2003	—		—	—		—	—
Sales and Marketing	2002	—		—	—		—	—

*	Amount does not exceed the lesser of $50,000 or ten percent of the total annual salary and bonus reported for the individual.

(1)	Includes the amounts of $18,013 and $19,081 for medical reimbursements for fiscal year 2003 and 2002, respectively. Also includes the amounts of $640 and $853 for life insurance premium paid by the Company for fiscal year 2003 and 2002, respectively, with respect to term life insurance for the benefit of the Named Executive Officers.

(2)	Represents medical reimbursements.

(3)	Mr. Clark’s salary was paid in British Pounds and translated to U.S. Dollars at the applicable exchange rates. The annual increases were due to the weakening U.S. Dollar against the British Pound.

(4)	Includes the amounts of $22,025 and $17,024 for auto allowance for fiscal year 2004 and 2003, respectively. Also includes the amounts of $19,193 and $14,797 for pension for fiscal year 2004 and 2003, respectively.

(5)	Includes the amount of $2,506 and $2,732 for medical reimbursements for fiscal year 2004 and 2003, respectively. Also includes the amounts of $3,716, $3,379 and $3,132 for life insurance premium paid by the Company for fiscal year 2004, 2003 and 2002, respectively, with respect to term life insurance for the benefit of the Named Executive Officers.

(6)	Mr. Boland was elected as an officer of the Company on August 21, 2003.

(7)	Mr. Boland’s salary was paid in Euro and translated to U.S. Dollars at the applicable exchange rates.

(8)	Includes the amounts of $27,107 for auto allowance and $25,459 for pension for fiscal year 2004.

(9)	Includes the amount of $4,100 for medical reimbursements for fiscal year 2004. Also includes the amounts of $4,320 for life insurance premium paid by the Company for fiscal year 2004, with respect to term life insurance for the benefit of the Named Executive Officers.

(10)	Mr. Ruskin was elected as an officer of the Company on November 19, 2003.

Summary of Option Grants

      The following table sets forth the individual grants of stock options made by the Company during the fiscal year ended April 3, 2004 to each of the Named Executive Officers.

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable
					Value at Assumed
	Number of	% of Total			Annual Rates of Stock
	Securities	Options			Price Appreciation for
	Underlying	Granted to			Option Term(2)
	Options	Employees	Exercise
	Granted	in Fiscal	Price	Expiration	5%	10%
Name	(#)	Year(1)	($/Sh)(1)	Date	($)	($)

Thomas P. Raimondi, Jr.(3)	450,000	13%	2.20	11/19/2013	622,606	1,577,805
Todd Schaeffer(3)	200,000	6%	2.20	11/19/2013	276,714	701,247
Keith Clark(3)	200,000	6%	2.20	11/19/2013	276,714	701,247
Nick Boland(3)	150,000	4%	2.20	11/19/2013	207,535	525,935
Richard L. Ruskin(4)	200,000	6%	1.75	09/22/2013	220,113	557,810

(1)	Based on an aggregate of 3,385,000 options granted to directors and employees of the Company in fiscal year 2004, including the Named Executive Officers.

(2)	The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the option holder is possible unless the stock price increases over the option term.

(3)	These options will fully vest on November 19, 2006.

(4)	These options will fully vest on September 22, 2005.

All options grants presented within this table have provisions accelerating the vesting in the event of a change in control.

Summary of Options Exercised

      The following table sets forth information concerning exercises of stock options during the year ended April 3, 2004 by each of the Named Executive Officers and the value of unexercised options at April 3, 2004.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-end Option Values

Number of Securities
			Underlying Unexercised	Value of Unexercised
			Options at Fiscal	In-the-Money Options
	Shares		Year End (#)	at Fiscal Year End ($)
	Acquired on	Value
	Exercise	Realized(1)	Exercisable/	Exercisable/
Name	(#)	($)	Unexercisable	Unexercisable(2)

Thomas P. Raimondi, Jr.	—	—	733,663/343,812	15,583/265,440
Todd Schaeffer	—	—	152,580/209,999	252,966/261,585
Keith Clark	—	—	551,250/262,500	779,843/368,906
Nick Boland	—	—	382,938/195,312	371,768/245,507
Richard L. Ruskin	—	—	50,000/150,000	82,500/247,500

(1)	Value realized is based on estimated fair market value of Common Stock on the date of exercise minus the exercise price.

(2)	Value is based on the closing price of the Company’s Common Stock on the Nasdaq SmallCap Market as of April 2, 2004 ($3.40), minus the exercise price.

Securities Authorized for Issuance Under Equity Compensation Plans

      The following table sets forth information about stock of the Company that may be issued upon exercise of options under all of the Company’s equity compensation plans as of April 3, 2004.

Number of
Securities
Remaining
	Number of		Available for
	Securities to	Weighted-	Future Issuance
	be Issued	average	Under Equity
	Upon Exercise	Exercise Price	Compensation
	of	per Share of	Plans
	Outstanding	Outstanding	(Excluding
	Options,	Options,	Securities
	Warrants and	Warrants and	Reflected in
	Rights	Rights	Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	11,047,024	$4.8065	2,032,114 (1)
Equity compensation plans not approved by security holders	—	—	—

Total	11,047,024	$4.8065	2,032,114

(1)	Includes 891,046 shares of Common Stock available for future issuance under the 2001 Employee Stock Purchase Plan.

Severance Agreements

      The Company has entered into Severance Agreements with all Named Executive Officers. These agreements have two-year terms and are automatically renewable for successive one-year terms thereafter. Pursuant to their terms, if the executive’s employment with the Company is terminated within 12 months of a change in control of the Company (as defined in the agreement), the level of benefits the executive will receive depends on the reason for such termination. If the termination is for cause (as defined in the agreement), by reason of the executive’s disability or death or by the employee for other than “good reason” (as defined in the agreement), the Company will pay the employee all accrued, unpaid compensation, and, except where terminated by the Company for cause, a pro rata portion of the annual bonus under the Company’s bonus plan (no bonus plan is currently in effect). If the executive is terminated for any other reason by the Company or the executive terminates his employment with “good reason,” the Company will pay to the executive (i) all accrued, unpaid compensation, (ii) a pro rata portion of the annual bonus under the Company’s bonus plan and (iii) an amount equal to one year of annual base salary and annual bonus under the bonus plan (no bonus plan is currently in effect), and, for a period of 12 months following termination, will provide the executive and his dependents medical insurance benefits.

Compensation Committee Report on Executive Compensation

      The Compensation Committee members are Darcy G. Mott, John Repp and Kent D. Smith. Mr. Smith serves as the Chairman of the Compensation Committee. It has been determined that the members of the Compensation Committee are “independent” under NASD Marketplace Rule 4200 and responsible for establishing and administering the policies that govern the compensation of executive officers, including the

Chief Executive Officer and the other Named Executive Officers. The Compensation Committee has furnished the following report on executive compensation:

COMPENSATION COMMITTEE REPORT

July 23, 2004

      The Compensation Committee (“Committee”) of the Board of Directors reviews and administers the Company’s various incentive plans, including the cash compensation levels of members of management, the Company’s bonus plan and the Company’s stock incentive plans.

      General Compensation Policy. The Committee’s fundamental compensation policy is to make a substantial portion of an executive’s total potential compensation contingent upon the financial performance of the Company. Accordingly, in addition to each executive’s base salary, the Company offers stock option awards to provide incentives to the executive officers through an equity interest in the Company. The Committee believes that the stockholders benefit by aligning the long-term interests of stockholders and employees.

      Stock Option Awards. The Company has granted stock options under its various stock option plans generally at prices equal to the fair market value of the Company’s Common Stock at the date of grant. The grants to executive officers are based on their responsibilities and relative positions in the Company and are considered an integral component of total compensation. The Committee believes the granting of options to be beneficial to stockholders, because such grants increase management’s incentive to enhance stockholder value. Option grants were proposed by the Chief Executive Officer and reviewed by the Committee based on the individual’s potential contribution to the Company’s overall performance. No specific quantitative weight was given to any particular performance measure. The Committee believes that stock option grants are necessary to retain and motivate key employees of the Company.

      Chief Executive Officer Compensation. In March 2000, the base annual salary rate of Mr. Raimondi, the Chief Executive Officer, was set at $425,000 upon recommendation by the Committee and approval of the Board of Directors. That salary was determined primarily based upon the Committee’s review of the salaries of chief executive officers at companies in the computer industry of similar size and in the same geographic area as the Company. In July 2002, Mr. Raimondi voluntarily reduced, on a temporary basis, his base annual salary rate to assist in the Company’s cost-cutting efforts. The reduced salary rate is still in effect and Mr. Raimondi’s total annual salary as of the fiscal year ended April 3, 2004 was $337,000. Mr. Raimondi did not receive an annual cash bonus in FY2004. At this point in the Company’s history, the Committee feels that equity incentive based compensation for Mr. Raimondi is in the best interests of the Company and its stockholders, in that it preserves cash, and is the best method of compensating Mr. Raimondi in that equity incentive compensation better aligns Mr. Raimondi’s compensation with the interests of the Company’s stockholders. Stock option grants to Mr. Raimondi are currently generally determined by the Board of Directors, upon recommendation of the Committee, based upon operational and financial accomplishments. Mr. Raimondi was awarded options to purchase 450,000 shares of Common Stock during fiscal 2004. The options were granted on November 19, 2003 at the fair market value exercise price per share and will fully vest on November 19, 2006.

      Policy Regarding Deductibility of Compensation. Section 162(m) of the Internal Revenue Code (“Section 162(m)”) provides that for federal income tax purposes, the otherwise allowable deduction for compensation paid or accrued to a covered employee of a publicly held corporation is limited to no more than $1 million per year. The Company is not presently affected by Section 162(m) because, for the fiscal year ended April 3, 2004, no executive officer’s compensation exceeded $1 million, and the Company does not believe that the compensation of any executive officer will exceed $1 million for the 2005 fiscal year. Options granted under the Company’s Stock Incentive Plan will be considered performance-based compensation. As performance-based compensation, compensation attributable to options granted under the Company’s Stock

Incentive Plan and awarded to covered employees will not be subject to the compensation deduction limitations of Section 162(m).

Compensation Committee

Kent D. Smith, Chairman
Darcy G. Mott
John Repp

The foregoing Compensation Committee Report shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the foregoing Compensation Committee Report by reference in any such document.

REPORT OF THE AUDIT COMMITTEE

July 23, 2004

      The Audit Committee is comprised of three “independent” directors as required by and in compliance with the applicable rules and regulations of the SEC and NASDAQ. The Audit Committee members are Franz L. Cristiani, John Repp and Kent D. Smith. Mr. Cristiani serves as the Chairman of the Audit Committee. The Board of Directors has determined that each member is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of NASDAQ and the SEC, and that Mr. Cristiani is an “audit committee financial expert” within the meaning of the rules of the SEC. The Audit Committee operates pursuant to a written Charter that was amended and restated in July 23, 2004, and is attached as Appendix C to this Proxy Statement and is available on our website at www.mti.com. During fiscal 2004, the Audit Committee held six (6) meetings.

      Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

      The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended April 3, 2004.

      The Audit Committee has reviewed and discussed with Grant Thornton LLP, the Company’s independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees” (concerning the accounting methods used in the financial statements), as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

      The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton LLP required by Independence Standard No. 1, “Independence Discussions with Audit Committees” (concerning matters that may affect an auditor’s independence), as amended, by the Independence Standards Board, and have discussed with the auditors their independence.

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K as amended for the fiscal year ended April 3, 2004.

      The Audit Committee has also considered whether the provision of services by Grant Thornton LLP, other than services related to the audit of the financial statements referred to above and the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q for the most recent fiscal year, is compatible with maintaining the independence of Grant Thornton LLP.

Audit Committee

Franz L. Cristiani, Chairman
John Repp
Kent D. Smith

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Company Stock Price Performance

      The following performance graph assumes an investment of $100 on March 31, 1999 and compares the change to April 3, 2004 in the market prices of the Common Stock with a broad market index (Nasdaq Stock Market — U.S.) and an industry index (Nasdaq Computer Manufacturer Index). The Company paid no dividends during the periods shown; the performance of the indexes is shown on a total return (dividend reinvestment) basis. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.

      The following Company Stock Price Performance graph shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the following Company Stock Price Performance graph by reference in any such document.

COMPARISON OF 60 MONTHS CUMULATIVE TOTAL RETURN AMONG MTI TECHNOLOGY CORPORATION, THE NASDAQ STOCKMARKET — U.S. AND THE NASDAQ COMPUTER MANUFACTURER INDEX PERFORMANCE GRAPH

Certain Relationships and Related Transactions

      In November 2002, the company entered into an agreement with Comerica Bank for a line of credit of $7,000,000 at an interest rate equal to the prime rate. The line of credit is secured by a letter of credit that is guaranteed by Canopy. Canopy’s guarantee was to mature on November 30, 2003, but on June 30, 2003, the company received an extension on the letter of credit for $7,000,000 until June 30, 2004. On June 18, 2004, the Company received an additional extension of the letter of credit for $7,000,000 until June 30, 2005. Also on June 18, 2004, the Company received an additional renewal on the Comerica line of credit for $7,000,000 until May 31, 2005. Canopy’s obligations under the guaranty are secured by a lien in favor of Canopy on all of the Company’s assets.

      During fiscal year 2004, the Company’s total purchases of goods and services from Directpointe (formerly known as Center 7, Inc.) were $140,000. Canopy has an equity interest in Directpointe. During fiscal year 2004, the Company’s total sales of goods and services to companies affiliated with Canopy were $85,000. These purchases and sales were made in the ordinary course of business on the Company’s standard terms and conditions.

      Thomas P. Raimondi, Jr., our President, Chief Executive Officer and Chairman of the Board of Directors, is a member of the Board of Directors of SCO. Mr. Yarro, a director of our Company, is President, Chief Executive Officer and a member of the Board of Directors of Canopy and is Chairman of the Board of Directors of SCO. Mr. Mott, a director of our Company, is Vice President, Treasurer and Chief Financial Officer of Canopy. Canopy beneficially owns 38.7% of the outstanding shares of common stock of SCO based on the Definitive Proxy Statement filed with the SEC on February 27, 2004.

      The Company’s certificate of incorporation authorizes the Company to enter into indemnification agreements with each of its directors and officers. The Company has entered into indemnification agreements with its directors and officers, which provide for the indemnification of the Company’s directors or officers against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT BY THE AUDIT

COMMITTEE OF INDEPENDENT AUDITORS

      Effective September 25, 2003, the Company dismissed KPMG LLP as its independent auditors. KPMG LLP had been the principal certified public accounting firm utilized by the Company since March 1986. On September 30, 2003, the Company engaged Grant Thornton LLP as its new independent auditors. During this time, KPMG LLP and Grant Thornton LLP have audited the Company’s consolidated financial statements, made limited reviews of the interim financial reports, reviewed filings with the SEC and provided general advice regarding related accounting matters. The Audit Committee has appointed Grant Thornton LLP to serve as the Company’s independent auditors to conduct an audit of the Company’s consolidated financial statements for the fiscal year ending April 2, 2005.

      Appointment of the Company’s independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. However, the Audit Committee has recommended that the Board of Directors submit this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Grant Thornton LLP, and may retain that firm or another without re-submitting the matter to the Company’s stockholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

      The Audit Committee has considered whether KPMG LLP’s or Grant Thornton LLP’s provision of any professional services other than their audits of the Company’s annual financial statements and reviews of quarterly financial statements is compatible with maintaining such auditor’s independence. Representatives of

Grant Thornton LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the stockholders.

      Audit, Audit-Related and Tax Fees. The following tables present fees for professional services rendered by KPMG LLP and Grant Thornton LLP for the audit of the Company’s annual financial statements in fiscal year 2003 and 2004, and fees billed for other services rendered by KPMG LLP and Grant Thornton LLP.

Fees Paid to KPMG LLP

	Audit	Audit-Related	Tax Fees
	Fees ($)	Fees ($)(1)	($)(2)

2004	35,340	51,100	78,185
2003	349,000	4,200	170,000

(1)	Audit related fees consisted principally of reviews of registration statements, issuance of consents and audits of financial statements of certain employee benefit plans.

(2)	Other non-audit fees consisted principally of tax compliance and tax consulting services.

Financial Information Systems Design and Implementation Fees

      KPMG LLP performed no services and no fees were incurred or paid relating to financial information systems design and implementation during fiscal years 2003 and 2004.

All Other Fees

      No other services and no other fees were incurred or paid to KPMG LLP during fiscal years 2003 and 2004.

Fees Paid to Grant Thornton LLP

	Audit	Audit-Related	Tax Fees
	Fees ($)	Fees ($)(1)	($)(2)

2004	374,000	15,000	83,000

(1)	Audit related fees consisted principally of audits of financial statements of certain employee benefit plans.

(2)	Other non-audit fees consisted principally of tax compliance and tax consulting services.

Financial Information Systems Design and Implementation Fees

      Grant Thornton LLP performed no services and no fees were incurred or paid relating to financial information systems design and implementation during fiscal year 2004.

All Other Fees

      No other services and no other fees were incurred or paid to Grant Thornton LLP during fiscal year 2004.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-audit Services of Independent Auditor

      Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

      Prior to engagement of the independent auditor for the next year’s audit, the Company’s management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-related services are for assurance and related services that are traditionally performed by the independent auditor, including review of registration statements, issuances of consents, due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other fees are those associated with services not captured in the other categories. The Company generally doesn’t request such services from the independent auditor.

      Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

      The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Board Recommendation and Vote Required

      The Board recommends a vote “FOR” ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors. To be ratified, the proposal must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Uninstructed shares are entitled to vote on this matter, and therefore broker non-votes and abstentions will have the effect of votes against the proposal. Proxies solicited by management for which no specific direction is included will be voted “for” the appointment of Grant Thornton LLP as the Company’s independent auditors.

Other Business

      The Board of Directors is not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

      Copies of the Company’s annual report on Form 10-K as amended for the year ended April 3, 2004 as filed with the SEC will be provided to stockholders without charge upon written request to Investor Relations, MTI Technology Corporation, 14661 Franklin Avenue, Tustin, California 92780.

      Only one annual report or Proxy Statement, as applicable, may be delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders at that address. The Company will undertake to deliver promptly upon written or oral request a separate copy of the annual report or Proxy Statement, as applicable, to a security holder at a shared address to which a single copy of such documents was delivered. Such request should be directed to Mellon Investor Services, c/o Proxy Services Corporation, 115 Amity Street, Jersey City, NJ 07304. In addition, security holders sharing an address can request delivery of a single copy of annual reports or Proxy Statements if they are receiving multiple copies of annual reports or Proxy Statements by directing such request to the same mailing address.

Stockholder Proposals for the 2005 Annual Meeting

      Stockholders who may wish to present proposals for inclusion in the Company’s proxy materials in connection with the 2005 Annual Meeting of Stockholders must submit such proposals in writing to the Secretary at the address shown at the top of page one not later than April 11, 2005. In addition, to be properly considered at the 2005 Annual Meeting of Stockholders, notice of any stockholder proposals must be given to the Company’s Secretary in writing not less than 30 nor more than 60 days prior to the meeting; provided, that in the event that less than 40 days notice of the meeting date is given to stockholders, proposals must be received not later than the close of business on the tenth day following the day on which notice of the annual meeting date was mailed or publicly disclosed. A stockholder’s notice to the Secretary must set forth for each matter proposed to be brought before the 2004 Annual Meeting (a) a brief description of the matter the stockholder proposes to bring before the annual meeting, (b) the name and home address of the stockholder proposing such business, (c) the class and number of shares of Common Stock beneficially owned by such stockholder and (d) any material interest of such stockholder in such business.

By Order of the Board of Directors

THOMAS P. RAIMONDI, JR.
President, Chief Executive Officer and
Chairman of the Board of Directors

Tustin, California

August 9, 2004

APPENDIX “A”

PROXY

MTI TECHNOLOGY CORPORATION

14661 FRANKLIN AVENUE, TUSTIN, CALIFORNIA 92780

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
MTI TECHNOLOGY CORPORATION TO BE HELD ON SEPTEMBER 8, 2004.

      The undersigned hereby revokes all previous proxies that the undersigned may have given, and hereby appoints Thomas P. Raimondi, Jr. and Todd Schaeffer, each with full power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of MTI Technology Corporation (the “Company”) to be held at the Company’s offices, 14661 Franklin Avenue, Tustin, California 92780, on Wednesday, September 8, 2004, at 10:00 a.m. local time, and at any and all adjournments thereof, and to vote all Common Stock or Preferred Stock, as applicable, of the Company, as designated on the reverse side of this proxy card, with all the powers the undersigned would possess if personally present at the meeting.

See reverse side (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.) See reverse side

☒	Please mark your votes as in this example

      THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED. WHERE NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED AND FOR APPROVAL OF PROPOSAL 1 AND PROPOSAL 3. THIS PROXY CONFERS AUTHORITY FOR THE PERSONS NAMED ON THE REVERSE SIDE, OR ANY ONE OF THEM, TO VOTE IN HIS DISCRETION WITH RESPECT TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

		FOR	AGAINST
1. Approval of the Amendment of the Company’s Bylaws	[ ]	[ ]	[ ]
eliminating the classification of the Board of Directors.

2.     ELECTION OF DIRECTORS: Nominees: 01 Thomas P. Raimondi, Jr., 02 Val Kreidel, 03 John Repp, 04 Ralph J. Yarro, III, 05 Franz L. Cristiani, 06 Darcy G. Mott, 07 Kent D. Smith, and 08 Michael Pehl.

	FOR ALL	WITHHOLD AUTHORITY TO
	NOMINEES	VOTE FOR ALL NOMINEES
[ ] For all nominees except as noted above(to withhold authority to vote for any individual nominee, strike a line through that nominee’s name)	[ ]	[ ]

		FOR	AGAINST	ABSTAIN
3.	Ratification of selection of Grant Thornton LLP as the	[ ]	[ ]	[ ]
Company’s independent auditors for fiscal year 2005.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FOR THE 2004 ANNUAL MEETING.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [          ]

NOTE: Please sign exactly as name(s) appear(s). When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporation name by

A-1

president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both tenants sign.

Signature:	Date:

Signature:	Date:

A-2

APPENDIX “B”

MTI TECHNOLOGY CORPORATION

Amendments to Bylaws

      BE IT RESOLVED, that current Section 1(b) of Article III of the Bylaws is hereby deleted and removed from the Bylaws of the Corporation, and such Section 1(b) of Article III is hereby replaced and shall read in full as follows:

“(b) The directors shall be elected at each annual meeting of shareholders but, if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected, subject to the General Corporation Law and the provisions of these Bylaws with respect to vacancies on the Board. Directors need not be stockholders. Except as otherwise required by law or the Certificate of Incorporation, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders, the successors to the class of directors whose terms shall then expire shall be elected to hold office for a term expiring at the succeeding annual meeting. If for any cause, the successors to the class of directors whose terms shall then expire shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.”

      RESOLVED, FURTHER, that current Section 4(b) of Article III of the Bylaws is hereby deleted and removed from the Bylaws of the Corporation, and such Section 4(b) of Article III is hereby replaced and shall read in full as follows:

“(b) At a special meeting of stockholders called for the purpose in the manner hereinabove provided, the Board of Directors, or any individual director, may be removed from office, with or without cause, and a new director or directors elected by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of directors. Notwithstanding the foregoing, in the event this corporation is or becomes subject to the laws of any jurisdiction imposing different or greater thresholds for the removal of directors without cause and the election of replacement directors, a vote of the stockholders complying with such different or higher standard shall be required to remove and replace a director to the extent necessary to comply with such laws.”

B-1

APPENDIX “C”

MTI TECHNOLOGY CORPORATION

CHARTER OF THE AUDIT COMMITTEE

Amended and Restated — July 23, 2004

      This charter (the “Charter”) of the Audit Committee (the “Committee”) was adopted by the Board of Directors (the “Board”) of MTI Technology Corporation (the “Company”) on July 23, 2004.

PURPOSE OF THE COMMITTEE

      The Committee of the Company is appointed by the Board to assist in its oversight of the accounting and financial reporting processes and the audits of the financial statements of the Company. The Committee shall undertake those specific duties and responsibilities listed below and such other duties as the Board shall from time to time prescribe.

      The Committee’s primary duties and responsibilities are to:

•	oversee and direct the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

•	assist the Board in oversight and monitoring of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, and (3) the Company’s internal accounting and financial controls;

•	provide the Company’s Board with the results of its monitoring and recommendations derived therefrom;

•	provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board;

•	prepare the report of the Committee required to be included in the Company’s annual proxy statement under the rules of the Securities and Exchange Commission (the “SEC”);

•	provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board; and

•	undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

      The Committee recognizes that the management and the independent auditors have more time, knowledge and detailed information about the Company than do Committee members; consequently the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the work of the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s policies. That is the responsibility of management and the independent auditors.

      COMMITTEE STRUCTURE AND MEMBERSHIP

      The Committee shall be comprised of three or more directors, as determined by the Board. The Committee members shall be designated by the Board and shall serve at the discretion of the Board.

Independence

      The Members of the Committee be “independent” as required by the standards set forth in:

•	the independence standards set forth in the Rules of the National Association of Securities Dealers, Inc. (“NASD”) governing companies listed on The Nasdaq Stock Market, including NASD Marketplace Rule 4200, as amended from time to time; and

•	the independence requirements set forth in the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”), as amended from time to time.

In addition to those requirements, the members of the Committee must be independent of management and not have any relationships that, in the opinion of the Board, would interfere with their exercise of independent judgment.

Financial Expertise

      Each member of the Committee shall be financially literate and possess knowledge of finance and accounting practices, in accordance with the audit committee requirements set forth in the Rules of the NASD. One member of the Committee shall qualify as an “Audit Committee Financial Expert” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and as defined in the rules promulgated by the SEC, as amended from time to time.

Appointment

      Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

Removal

      A member of the Committee shall be automatically removed if (1) the member is no longer a director of the Company, (2) is determined by the Board to no longer be “independent” or (3) is ineligible because of other rules or requirements.

POWERS

      The Committee shall have the sole authority to hire, fire, and determine the compensation of the Company’s independent auditors. The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to engage such independent counsel and other advisers, as it determines necessary to carry out its duties. The Committee is authorized to have full access to the independent auditors as well as to all Company personnel, records and other informational sources. The expenditures approved by the Committee shall be paid by the Company.

RESPONSIBILITIES

In meeting its responsibilities, the Committee is expected to:

1. Review and reassess the adequacy of this Charter annually. Submit this charter to the Board for approval and have the document published at least every three years in accordance with the rules and regulations promulgated by the SEC.

2. Without limiting the powers of the Committee set forth above, with respect to the Company’s independent auditors:

a. The Committee is responsible for the appointment and evaluation and, where appropriate, replacement of the Company’s independent auditors. The Committee shall have the ultimate authority and responsibility to compensate, retain and oversee the work of the independent auditors for the purpose of preparing or issuing an audit report or related work and ensuring independent audit partner rotation as required by the rules promulgated by the SEC, as amended from time to time. The Committee shall approve all the fees and other compensation to be paid to the independent auditors and will review with the Board and the Company’s Chief Executive Officer

(the “CEO”) and Chief Financial Officer (the “CFO”) the performance and compensation of the auditors. The independent auditors shall report directly to the Committee.

b. The Committee shall pre-approve all audit and non-audit services provided to the Company by the independent auditors (or subsequently approve non-audit services in those circumstances where a subsequent approval is necessary or permissible under the rules promulgated by the SEC, as amended from time to time). In this connection, the Committee will meet with the auditors and the Company’s financial management to review the audit plans and proposed procedures for the current year’s audit.

c. The Committee will review the independence of the auditors. It will require that the auditors annually provide a formal written statement regarding all relationships between the independent auditors and the Company to comply with Independence Standards Board Statement No. 1 The Committee will review, and actively discuss with the Board, if necessary, and the auditors, on a periodic (and at least annual) basis, any relationships or services between the auditors and the Company or any other relationships or services that may impact the objectivity and independence of the auditors. The Committee shall recommend, if necessary, that the Board take certain action(s) to satisfy itself of the auditor’s independence.

d. Prior to releasing the year-end earnings, the Committee will discuss the results of the audit with the independent auditors and will discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

e. The Committee will arrange for the independent auditors to be available to the full Board at least annually to help provide a basis for the Board to recommend the appointment of the independent auditor.

3. Review significant findings of internal audits and management’s responses thereto. The Committee will review and consider the recommendations of the CEO and CFO with respect to the appointment or replacement of the senior internal auditing executive.

4. Review and discuss with management and the independent auditors the financial statements and Management’s Discussion and Analysis proposed to be included in the Company’s quarterly and annual filings with the SEC. The Committee will determine whether to recommend to the Board inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K.

5. Review and discuss with management, before release, the Company’s quarterly press release on earnings.

6. In consultation with the independent auditors, the internal audit department and management, consider and review at the completion of the annual audit the following:

a. The Company’s annual financial statements and related notes.

b. The independent auditors’ audit of the financial statements and their report thereon.

c. Any significant changes required from the auditors’ initial audit plan.

d. Any difficulties or disputes with management encountered during the course of the audit.

e. The adequacy of the Company’s system of internal financial controls.

f. Any deficiency in, or suggested improvement to, the procedures or practices employed by the Company as reported by the independent auditors in their annual management letter.

g. Other matters related to the audit, which are required to be communicated to the Committee by generally accepted auditing standards, including a discussion of critical accounting policies and procedures, any discussions between the auditors and management regarding alternative treatment of financial information, and material written communications between management and the auditors.

7. Establish a system whereby any complaints or concerns regarding the Company’s accounting, internal controls, auditing matters or disclosure obligations can be confidentially and anonymously reported to the Committee for appropriate follow-up.

8. Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

9. Review legal proceedings, litigation contingencies and other risks and exposures that could materially affect the financial statements.

10. Review and approve all related-party transactions.

11. Review with the independent auditors that firm’s assessment of the financial staff of the Company (including the internal audit staff).

12. Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

13. Review policies and procedures for officers’ expense accounts and perquisites; consider the results of any review of these areas by the independent or internal auditors.

14. Prepare a report for inclusion in the Company’s annual report or proxy that describes the Committee’s responsibilities and how those responsibilities were discharged.

C-4